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               [On Wolinetz, Lafazan & Company, P.C. Letterhead]


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K of LMIC, Inc. (formerly known as Cheshire Distributors, Inc.) dated July 28, 2003 and are in agreement with the statements contained in (a)(1)(i),(ii) and (iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Wolinetz, Lafazan & Company, P.C.

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New York, New York
July 28, 2003